Exhibit 10.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement (this “Amendment”), is entered into as of February 18, 2010 (to be effective as of March 1, 2010), by and between John W. O’Neil (the “Executive”) and Heeling Sports Limited, a Texas limited partnership (the “Company”).

A.                                   Executive and Company entered into that certain Executive Employment Agreement dated as of October 28, 2008 (the “Employment Agreement”).

B.                                     The parties desire to amend the Employment Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       The “Base Salary” (as defined in Section 5.1 of the Employment Agreement) of the Executive is changed from ONE HUNDRED FORTY-FIVE THOUSAND DOLLARS ($145,000) to ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($175,000).

2.                                       The amount of the “Annual Bonus” (as defined in Section 5.2 of the Employment Agreement) that Executive will be eligible to receive is changed from up to 25% of the Executive’s Base Salary to up to 40% of the Executive’s Base Salary.

3.                                       Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

HEELING SPORTS LIMITED

By:	HEELING MANAGEMENT CORP., its Sole General Partner

By:	/s/ Lisa K. Peterson

Name:	Lisa K. Peterson

Title:	Chief Financial Officer

EXECUTIVE:

/s/ John W. O’Neil
John W. O’Neil